Exhibit 99.1

Contact:	610-337-1000	For Immediate Release:
	Will Ruthrauff, ext. 6571	February 1, 2016
Shelly Oates, ext. 3202

UGI Reports Fiscal 2016 First Quarter Earnings
Fiscal 2016 First Quarter Highlights

•	Adjusted net income of $112.4 million or $0.64 per diluted share compared to $118.7 million or $0.68 per diluted share in the prior year, despite significantly warmer weather

•	GAAP net income of $114.6 million or $0.65 per diluted share compared to $34.1 million or $0.19 per diluted share in the prior year

•	Finagaz acquisition progressing as planned

•	On January 19, 2016, UGI Gas filed its first rate case in 21 years

VALLEY FORGE, Pa., February 1 - UGI Corporation (NYSE: UGI) today reported adjusted net income attributable to UGI of $112.4 million, or $0.64 per diluted share, for the fiscal quarter ended December 31, 2015, compared to $118.7 million, or $0.68 per diluted share, for the fiscal quarter ended December 31, 2014. Adjusted net income attributable to UGI excludes the impact of gains and losses on commodity derivative instruments and acquisition and transition expenses associated with the Finagaz acquisition. On a GAAP basis, net income attributable to UGI was $114.6 million, or $0.65 per diluted share, for the first fiscal quarter, compared to $34.1 million, or $0.19 per diluted share, for the prior-year period.

John L. Walsh, president and chief executive officer of UGI, said, “We were pleased with the performance of our businesses in the first quarter, given the major weather challenges we faced. All of our businesses experienced weather that was significantly warmer than normal and, in most instances, significantly warmer than the prior-year period. Weather, as measured by heating degree days, was approximately 25% warmer than normal for the Utility, 20% warmer for AmeriGas, and 22% warmer for UGI France. Despite the challenge of warm weather, our business was able to deliver adjusted net income that was only slightly lower than the prior year, as we benefitted from earnings associated with the Finagaz acquisition, higher income from natural gas gathering and peaking services, and a continued focus on cost containment.”

Walsh continued, “We are pleased with the progress that our businesses have made on their strategic initiatives. The integration of Finagaz is progressing as planned and in some areas is ahead of schedule. AmeriGas continued to make progress on its strategy of growing through acquisition and completed three acquisitions in the quarter. Our Midstream & Marketing business continues to make progress on its new LNG liquefaction facility, as well as the Sunbury and PennEast pipeline projects. Lastly, subsequent to the quarter close, our UGI Gas filed a $58.6 million rate case with the Pennsylvania Public Utility Commission, its first rate case in 21 years. Given the significance of the second fiscal quarter to full year results, we intend to update our adjusted EPS guidance upon completion of the second fiscal quarter ending March 31, 2016.”

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UGI Reports Fiscal 2016 First Quarter Earnings	Page 2

Segment Performance (Millions, except where otherwise indicated)
AmeriGas Propane1:

For the fiscal quarter ended December 31,	2015	2014	(Decrease)
Revenues	$644.1	$888.8	$(244.7)	(27.5)%
Total margin (a)	$400.9	$426.4	$(25.5)	(6.0)%
Operating and administrative expenses	$231.1	$247.4	$(16.3)	(6.6)%
Partnership Adjusted EBITDA	$177.7	$188.5	$(10.8)	(5.7)%
Operating income	$129.6	$139.7	$(10.1)	(7.2)%
Retail gallons sold	295.1	340.2	(45.1)	(13.3)%
Degree days - % (warmer) than normal	(19.9)%	(3.7)%
Capital expenditures	$28.0	$30.4	$(2.4)	(7.9)%

•	Retail gallons sold decreased primarily due to temperatures that were nearly 20% warmer than normal and 16.8% warmer than the prior year.

•
Revenues decreased primarily due to lower retail selling prices reflecting lower propane product costs; average daily wholesale prices at Mont Belvieu, Texas in the quarter were approximately 45% lower than the prior-year period.

•	Total margin decreased as the lower retail volumes were partially offset by higher retail unit margins.

•	The decrease in Partnership Adjusted EBITDA primarily reflects the lower total margin partially offset by lower operating and administrative expenses.

[1]	UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P

UGI International:

For the fiscal quarter ended December 31,	2015	2014	Increase (Decrease)
Revenues	$578.2	$562.5	$15.7	2.8%
Total margin (a)	$275.4	$180.6	$94.8	52.5%
Operating and administrative expenses	$159.6	$111.2	$48.4	43.5%
Operating income	$85.1	$53.5	$31.6	59.1%
Income before income taxes	$78.5	$45.9	$32.6	71.0%
Finagaz acquisition and transition expenses	$2.3	$3.9	$(1.6)	(41.0)%
Adjusted income before income taxes	$80.8	$49.8	$31.0	62.2%
Retail gallons sold	259.1	179.8	79.3	44.1%
Degree days - % (warmer) than normal
UGI France	(22.3)%	(20.2)%
Flaga	(14.4)%	(17.4)%
Capital Expenditures	$21.0	$18.5	$2.5	13.5%

•	Results for the quarter include the impact of Finagaz, which was acquired on May 29, 2015.

•	Total retail gallons sold were higher, principally reflecting the incremental retail gallons attributable to Finagaz.

•
Revenues increased primarily reflecting $145 million of incremental revenue from Finagaz, substantially offset by lower LPG prices at each of our European businesses as well as the effects of a weaker Euro and British Pound Sterling.

•	Total margin increased reflecting incremental margin from Finagaz and slightly higher unit margins, partially offset by a weaker Euro and British Pound Sterling.

•	The increase in operating income primarily reflects the higher total margin, partially offset by increased operating, administrative, and depreciation expenses related to the Finagaz acquisition.

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UGI Reports Fiscal 2016 First Quarter Earnings	Page 3

UGI Utilities:

For the fiscal quarter ended December 31,	2015	2014	Increase (Decrease)
Revenues	$198.0	$287.3	$(89.3)	(31.1)%
Total margin (a)	$121.5	$142.8	$(21.3)	(14.9)%
Operating and administrative expenses	$50.2	$49.3	$0.9	1.8%
Operating income	$48.3	$75.6	$(27.3)	(36.1)%
Income before income taxes	$38.8	$65.0	$(26.2)	(40.3)%
Gas Utility System throughput - billions of cubic feet
Core market	17.4	23.2	(5.8)	(25.0)%
Total	49.9	56.8	(6.9)	(12.1)%
Gas Utility Degree days - % (warmer) than normal	(25.3)%	(3.1)%
Capital expenditures	$61.5	$55.0	$6.5	11.8%

•	Our Gas Utility service territory experienced temperatures that were approximately 25% warmer than normal.

•	System throughput in our Gas Utility decreased primarily reflecting temperatures that were 22.9% warmer than the prior-year period.

•	Gas Utility revenues decreased $84.9 million, primarily reflecting lower core market throughput, and lower average PGC rates.

•	Electric Utility revenues declined reflecting lower sales and default service rates.

•	Total margin decreased primarily reflecting lower Gas Utility core market throughput.

•
Operating income decreased reflecting lower total margin, higher depreciation expense, and lower other income including a non-recurring charge related to the settlement of litigation, and interest on PGC over-collections.

Midstream & Marketing:

For the fiscal quarter ended December 31,	2015	2014	Increase (Decrease)
Revenues	$227.1	$326.3	$(99.2)	(30.4)%
Total margin (a)	$72.4	$78.0	$(5.6)	(7.2)%
Operating and administrative expense	$22.1	$25.8	$(3.7)	(14.3)%
Operating income	$42.9	$45.6	$(2.7)	(5.9)%
Income before income taxes	$42.1	$45.0	$(2.9)	(6.4)%
Capital expenditures	$22.4	$19.5	$2.9	14.9%

•
Revenues decreased primarily reflecting lower natural gas revenues and, to a much lesser extent, lower capacity management and retail power revenues. These declines were partially offset by higher peaking and natural gas gathering revenue.

•
The decrease in natural gas revenues reflects lower natural gas prices and lower volume, the lower retail power revenue reflects lower sales volume, and the decrease in capacity management revenue reflects lower average prices for capacity due to lower volatility in capacity values.

•
Total margin decreased principally reflecting lower capacity management total margin, lower natural gas and retail power total margin, and slightly lower storage total margin, partially offset by higher combined natural gas gathering and peaking total margin.

•	Operating and administrative expenses decreased primarily due to higher expenses in the prior year associated with planned outages at Hunlock Station and Conemaugh generating units.

•	Operating income decreased primarily reflecting lower total margin partially offset by lower operating and administrative expenses.

(a)	Total margin represents total revenues less total cost of sales.

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UGI Reports Fiscal 2016 First Quarter Earnings	Page 4

About UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing in the Mid-Atlantic region. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE:APU), the nation's largest retail propane distributor.

UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2016 first quarter earnings and other current activities at 9:00 AM ET on Tuesday, February 2, 2016. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on February 2 through 11:59 PM ET on February 9. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 13051514.

Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the timing and success of our acquisitions, commercial initiatives and investments to grow our business, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

C-02	###	2/1/16

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues:
AmeriGas Propane	$644.1	$888.8	$2,640.6	$3,555.9
UGI International	578.2	562.5	1,824.2	2,166.3
UGI Utilities	198.0	287.3	952.3	1,075.3
Midstream & Marketing	227.1	326.3	1,070.4	1,465.6
Corporate & Other (a)	(40.8)	(60.3)	(194.4)	(297.1)
Total revenues	$1,606.6	$2,004.6	$6,293.1	$7,966.0
Operating income (loss):
AmeriGas Propane	$129.6	$139.7	$417.5	$432.0
UGI International	85.1	53.5	144.4	114.1
UGI Utilities	48.3	75.6	214.4	236.2
Midstream & Marketing	42.9	45.6	179.9	206.4
Corporate & Other (a)	(0.4)	(231.1)	100.9	(263.5)
Total operating income	305.5	83.3	1,057.1	725.2
Loss from equity investees	(0.1)	(1.0)	(0.3)	(1.1)
Interest expense:
AmeriGas Propane	(41.0)	(41.0)	(162.8)	(165.0)
UGI International (b)	(6.5)	(6.6)	(35.1)	(28.9)
UGI Utilities	(9.5)	(10.6)	(40.0)	(40.3)
Midstream & Marketing	(0.8)	(0.6)	(2.7)	(2.9)
Corporate & Other, net (a)	(0.1)	(0.2)	(0.2)	(0.3)
Total interest expense	(57.9)	(59.0)	(240.8)	(237.4)
Income before income taxes	247.5	23.3	816.0	486.7
Income tax expense	(79.6)	(23.1)	(234.3)	(171.4)
Net income including noncontrolling interests	167.9	0.2	581.7	315.3
(Deduct net income) add net loss attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	(53.3)	33.9	(220.2)	(66.0)
Net income attributable to UGI Corporation	$114.6	$34.1	$361.5	$249.3
Earnings per share attributable to UGI shareholders:
Basic	$0.66	$0.20	$2.09	$1.44
Diluted	$0.65	$0.19	$2.06	$1.42
Weighted Average common shares outstanding (thousands):
Basic	172,862	172,945	173,101	172,912
Diluted	175,218	175,786	173,553	175,668
Supplemental information:
Net income attributable to UGI Corporation:
AmeriGas Propane	$18.6	$18.9	$60.7	$56.4
UGI International	46.4	32.2	66.9	53.1
UGI Utilities	23.4	38.8	105.7	117.6
Midstream & Marketing	24.6	26.3	105.6	120.9
Corporate & Other (a)	1.6	(82.1)	22.6	(98.7)
Total net income attributable to UGI Corporation	$114.6	$34.1	$361.5	$249.3

(a) Corporate & Other includes, among other things, net gains and (losses) on commodity derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions. Electric Utility and HVAC, which were previously included in Corporate & Other, are now included in UGI Utilities and Midstream & Marketing, respectively. Prior period amounts have been restated to reflect the current-year changes in our segment presentation.
(b) UGI International interest expense for the twelve months ended December 31, 2015 includes loss on extinguishment of debt of $10.3 million.

(continued)

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)
(continued)

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

Management uses "adjusted net income attributable to UGI" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity derivative instruments not associated with current period transactions, loss on extinguishment of debt and Finagaz transition and acquisition expenses. Volatility in net income at UGI can occur as a result of gains and losses on commodity derivative instruments not associated with current period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP"). Effective October 1, 2014, UGI International determined that on a prospective basis it would not elect cash flow hedge accounting for its commodity derivative transactions and also de-designated its then-existing commodity derivative instruments accounted for as cash flow hedges. Also effective October 1, 2014, AmeriGas Propane de-designated its remaining commodity derivative instruments accounted for as cash flow hedges. Previously, AmeriGas Propane had discontinued cash flow hedge accounting for all commodity derivative instruments entered into beginning April 1, 2014.

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity derivative instruments not associated with current-period transactions and (2) other discrete items that can affect the comparison of period-over-period results.

The following table reconciles net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Adjusted net income attributable to UGI Corporation:
Net income attributable to UGI Corporation	$114.6	$34.1	$361.5	$249.3
Net after-tax (gains) losses on commodity derivative instruments not associated with current period transactions	(3.6)	81.9	(32.2)	92.7
Net after-tax acquisition and integration expenses associated with Finagaz	1.4	2.7	13.6	6.9
After-tax loss on Antargaz extinguishment of debt	0.0	0.0	4.6	0.0
Adjusted net income attributable to UGI Corporation	$112.4	$118.7	$347.5	$348.9

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Adjusted diluted earnings per share:
UGI Corporation earnings per share - diluted	$0.65	$0.19	$2.06	$1.42
Net after-tax (gains) losses on commodity derivative instruments not associated with current period transactions (1)	(0.02)	0.47	(0.19)	0.53
Net after-tax acquisition and integration expenses associated with Finagaz	0.01	0.02	0.08	0.04
After-tax loss on Antargaz extinguishment of debt	0.00	0.00	0.03	0.00
Adjusted diluted earnings per share	$0.64	$0.68	$1.98	$1.99

(1) Includes impact of rounding.